UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1
Ladson, South Carolina 29456

 (Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On April 7, 2009, Force Protection Industries, Inc., a wholly owned subsidiary of Force Protection, Inc. (the “Registrant”) entered into a Teaming Agreement (the “Teaming Agreement”) with Oshkosh Corporation (“OshKosh”) to cooperate in upgrading the suspension for the Cougar-class of vehicles and its variants developed and sold by the Registrant and purchased by the United States Department of Defense, including the United States Marine Corps Systems Command.

Pursuant to the Teaming Agreement, the Registrant and Oshkosh have agreed that the Registrant shall act as prime contractor for current and future customers of the Registrant’s Cougar vehicles which specifically request Oshkosh’sTAK-4® Cougar Suspension Upgrades (“TCSU”). Oshkosh has a right of first refusal to assemble TCSU kits and install them subject to approval by the Registrant’s customers and any entity with which the Registrant has a prior agreement that relates to the Registrant’s Cougar line of vehicles. Additionally, Oshkosh may train, supervise and certify the Registrant’s personnel in the installation of the TCSU kits. The Registrant has agreed to exert reasonable efforts to receive the necessary approval from its customers to ensure that Oshkosh may install the TCSU kits as a subcontractor. Through the life of the Teaming Agreement and subject to the terms thereof, the Registrant and Oshkosh agree that neither party will submit a proposal or bid for services relating to suspension upgrades of the Cougar-class of vehicles separately or with others. The Teaming Agreement provides for expiration upon the earlier of: (i) cancellation of the proposal; (ii) elimination of Registrant from consideration under a proposal; (iii) a decision by the customer to work directly with Oshkosh; (iv) disapproval by customer of a contract to Oshkosh; (v) failure to reach agreement on terms of the contract; (vi) mutual agreement of the parties; (vii) bankruptcy of a party; (viii) material breach by a party after notice and failure to cure; (ix) the execution of a contract or (x) the later of sixty months after the effective date of the Teaming Agreement or the award of a contract under any pending proposal.

On April 8, 2009, the Registrant received a modification to a contract from the United States Marine Corps Systems Command to supply existing Force Protection Cougar Mine Resistant Ambush Protected (“MRAP”) vehicles with Oshkosh’s TCSU. This contract modification is not to exceed $158 million and is subject to definitization. Pursuant to the Teaming Agreement, Force Protection awarded OshKosh a $122 million order to supply the TCSU kits in connection with this contract modification.

Item 7.01. Regulation FD Disclosure.

On April 13, 2009, the Registrant issued a press release announcing the Teaming Agreement and the modification order from the United States Marine Corps Systems Command.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward looking statements that are not historical facts, including statements about the Registrant’s beliefs and expectations. These statements are based on beliefs and assumptions of the Registrant’s management, and on information currently available to management. These statements include, but are not limited to, statements regarding the Cougar’s ability to meet the operational needs in Afghanistan, the Registrant’s ability to improve customer satisfaction and ability to develop products for the war-fighter.  Forward-looking statements speak only as of the date they are made, and the Registrant undertakes no obligation to update any of them publicly in light of new information or future events.  A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, the Registrant’s ability to fulfill the above order on a timely basis, the ability of the subcontractor to perform on a timely basis, the Registrant’s ability to effectively manage the risks in its business; the reaction of the marketplace to the foregoing; any definitization of the contract modification and other risk factors and cautionary statements listed in the Registrant’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s 2008 Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release dated April 13, 2009 entitled “Force Protection Receives $158 Million Contract from USMC Systems Command for Cougar Upgrades”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: April 13, 2009
/s/ Lenna Ruth Macdonald
(Signature)

	Name:	Lenna Ruth Macdonald
	Title:	Chief Strategy Officer, General Counsel & Corporate Secretary